UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2007

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices)      (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

No Change
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 2, 2007, Ceridian Corporation (the “Company”) terminated the $150 million Comdata receivables securitization facility (the “Comdata Securitization Facility”) in anticipation of the closing of the pending acquisition of the Company by affiliates of Thomas H. Lee Partners, L.P. and Fidelity National Financial, Inc. Under the Comdata Securitization Facility, Comdata Network, Inc., a subsidiary of the Company, sold certain of its receivables to a special purpose subsidiary, Comdata Funding Corporation, pursuant to the terms of that certain Receivables Sale Agreement, dated as of June 24, 2002 and as amended from time to time (the “Receivables Sale Agreement”). Pursuant to the terms of that certain Receivables Purchase Agreement, dated as of June 24, 2002 and as amended from time to time (the “Receivables Purchase Agreement”), Comdata Funding Corporation then transferred undivided interests in such receivables to Falcon Asset Securitization Company LLC, a third party commercial paper conduit, whose agent is JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. is also a party to the Company’s $250 million domestic revolving credit facility.

To terminate the Comdata Securitization Facility, the following agreements were entered into on November 2, 2007:

1.      The Termination Agreement between Comdata Network, Inc. and Comdata Funding Corporation (the “Termination Agreement”), a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. Pursuant to the terms of the Termination Agreement, all sales and contributions of receivables and related security of Comdata Network, Inc. to Comdata Funding Corporation under the Receivables Sales Agreement ceased, and each of the transaction documents related to the Receivables Sale Agreement, including without limitation, the performance undertaking given by the Company to Comdata Funding Corporation, was terminated.

2.       The Transfer Agreement among Comdata Funding Corporation, Comdata Network, Inc., Falcon Asset Securitization Company LLC, and JPMorgan Chase Bank, N.A. (the “Transfer Agreement”), a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference. Pursuant to the terms of the Transfer Agreement, JPMorgan Chase Bank, N.A. and Falcon Asset Securitization Company LLC conveyed their interests in the receivables and related security originated by Comdata Network, Inc. back to Comdata Funding Corporation, and the Receivables Purchase Agreement was terminated.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

	10.1	Termination Agreement, entered into on November 2, 2007, by and between Comdata Network, Inc., a Maryland corporation, and Comdata
Funding Corporation, a Delaware corporation, with respect to that certain Receivables Sale Agreement, dated as of June 24, 2002, between the parties.
	10.2	Transfer Agreement, dated as of November 2, 2007, is by and among
Comdata Funding Corporation, a Delaware corporation, Comdata
Network, Inc., a Maryland corporation, Falcon Asset Securitization
Company LLC, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary

Dated: November 7, 2007

INDEX TO EXHIBITS

Exhibit No.	Item

10.1	Termination Agreement, entered into on November 2, 2007, by and between
Comdata Network, Inc., a Maryland corporation, and Comdata Funding Corporation, a Delaware corporation, with respect to that certain Receivables Sale Agreement, dated as of June 24, 2002, between the parties.

10.2	Transfer Agreement, dated as of November 2, 2007, is by and among Comdata
Funding Corporation, a Delaware corporation, Comdata Network, Inc., a Maryland corporation, Falcon Asset Securitization Company LLC, and JPMorgan Chase Bank,
N.A.(successor by merger to Bank One, NA (Main Office Chicago)).